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                                  EXHIBIT 99.1
PRESS RELEASE

                            OTG SOFTWARE TO ANNOUNCE
                 FINANCIAL RESULTS FOR ITS THIRD QUARTER 2001 ON
                           WEDNESDAY, OCTOBER 24, 2001

ROCKVILLE, MARYLAND - OCTOBER 22, 2001 - OTG Software, Inc. (Nasdaq:OTGS), a leading provider of online data storage, data access and email management software, today announced that the Company will release its third quarter 2001 financial results after the market close on Wednesday, October 24, 2001.

Richard Kay, Chairman and Chief Executive Officer, and Ronald Kaiser, Chief Financial Officer, will host a quarterly conference call to discuss the results at approximately 5:00 P.M. EDT that same day.

The call will be broadcast live over the Internet. To listen to the live audio Web cast via the Internet, please follow the instructions that will be available on OTG's Web site at http://www.otg.com. The webcast will be recorded and available for replay until midnight, October 31, 2001.

To listen to the call live, dial (800) 288-8968 domestic and (612) 332-1210 international.

The call will be recorded and available for replay until midnight, October 31, 2001. To listen to the replay, dial (800) 475-6701 domestic and (320) 365-3844 international. The conference call ID number for the replay is 608218.

ABOUT OTG SOFTWARE

OTG Software provides next-generation data management and collaboration solutions that virtualize storage for any type of data, including files, messages and databases, while providing easy and transparent access. OTG's application-oriented approach supports all platforms with open architecture solutions that scale from the department to the enterprise, and integrate seamlessly to store, track and retrieve information. Headquartered in Rockville, Maryland, the company has a customer base of over 15,000 organizations and a global network of VARs, distributors, and OEMs.

Infinite Storage. Immediate Access.(TM)  www.otg.com

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This press release contains forward-looking statements within the meaning of the federal Private Securities Litigation Reform Act of 1995. Statements contained herein that are not statements of historical fact may be deemed to be forward-looking information. Without limiting the foregoing, references to future growth or expansion are forward-looking, and words such as "anticipates," "believes," "could," "estimate," "expect," "intend," "may," "might," "should," "will," and "would" and other forms of these words or similar words are intended to identify forward-looking information. You should read statements that contain these words carefully


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because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other forward-looking information. There may be events in the future that we are not able to predict or control accurately, and any forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially. These risks and uncertainties include: (i) the ability to recruit and retain qualified technical and other personnel in a highly competitive market, (ii) market acceptance of our new and future products, (iii) the growth and adoption rate of Windows NT, Windows 2000, UNIX and Linux (iv) growing competition and (v) our ability to maintain and manage our growth. We undertake no obligation to update or supplement this information. For additional information regarding risk factors that could affect our future results, please refer to the discussions of "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on March 7, 2001, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the SEC on August 13, 2001.

INVESTOR CONTACT:                PRESS CONTACTS:
Kevin Kelly                      Jocelyn Johnson              Todd Cadley
OTG Software                     OTG Software                 Sterling Hager
301-581-7811                     240-747-6420                 703-744-1150